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                                                                      EXHIBIT 16


June 2, 2000

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, DC  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Dictaphone Corporation dated May 30, 2000.

Yours truly,

/s/ Deloitte & Touche LLP
Hartford, Connecticut